Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series:          05-A

ABS - Credit Card - Bank, Closing Date:  December 15, 2005

As at:                                      February 15, 2006

                            RATING (S&P/Moodys/Fitch)             POOLFACTOR          PAY                    COUPON
TRANCHE      CURRENCY      ORIGINAL            CURRENT        ORIGINAL    CURRENT   FREQUENCY        BASIS            CURRENT
-------------------------------------------------------------------------------------------------------------------------------
Class A        USD      AAA /Aaa/AAA         AAA /Aaa/AAA       100%       100%      Monthly   1 Mth LIBOR + 0.02%    4.46000%
Class B        USD         A/A1/A               A/A1/A          100%       100%      Monthly   1 Mth LIBOR + 0.18%    4.62000%
Class C        USD      BBB/Baa2/NR           BBB/Baa2/NR       100%       100%      Monthly   1 Mth LIBOR + 0.32%    4.76000%

             Scheduled start of Controlled Accumulation Period:  1 June, 2007
             Expected maturity:                                  15 December, 2008
             Legal final maturity:                               15 December, 2010
             Structure:                                          Sr/sub Seq Pay
             Tax Election:                                       Debt
             Amort. Type:                                        Soft Bullet
             Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
             Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
             Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
             Trustee:                                            Bank of New York (The)
             Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance

Month end     Gross       Expense      Gross Charge         Excess           Excess       Transferor Interest
             Yield (%)    Rate (%)     Off Rate (%)       Spread (%)       Spread (%)             %         Min %
                                                                          Roll 1/4 Ave
31 Jan 2006   18.43%       5.46%               5.77%         7.19%            N/A               44.22%        6%
31 Dec 2005   18.30%        N/A                5.77%          N/A             N/A               45.42%        6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.


Delinquencies (Principal receivables which are 30 days or more past due)

                                             (% Pool)
             -------------------------------------------------------------------
Month end     30-59 days     60-89 days     90-179 days      180+ days    Total
---------     ----------     ----------     -----------      ---------    -----

31 Jan 2006     1.21%           0.88%           2.15%           2.93%     7.17%
31 Dec 2005     1.12%           0.88%           2.06%           2.82%     6.88%

Payment Rate

                  Payments                                       Pool balance
             --------------------------                          ------------
Month End    Total((pound)000) Rate (%)                           (pound)000

31 Jan 2006       1,239,187     23.00%                             5,272,903
31 Dec 2005       1,200,032     22.34%                             5,386,670

Average Actual Balance:                             (pound) 1,125

Number of Accounts:                                     4,685,628

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of February, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business